EXHIBIT 8.1

September 29, 2003

Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010

Bank One, National Association

1 Bank One Plaza, Suite IL1-0126

Chicago, Illinois 60670-0126

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Standard & Poor’s Ratings Services,

a division of The McGraw Hill Companies, Inc.

55 Water Street

New York, New York 10041

Re:

Credit Suisse First Boston Mortgage Securities Corp.

CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-23

Ladies and Gentlemen:

We have acted as special counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the “Company”), in connection with the issuance of the CSFB Mortgage-Backed Pass-Through Certificates of the above-referenced Series (the “Certificates”).  The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-9, Class III-A-10, Class III-A-11, Class III-A-12, Class III-A-13, Class IV-A-1, Class V-A-1, Class VI-A-1, Class VII-A-1, Class VIII-A-1, Class I-X, Class II-X, Class III-X, Class VII-X, Class VIII-X, Class D-X, Class A-P, Class D-P, Class I-P, Class III-P, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6 and Class D-B-7 Certificates are referred to herein as the “Regular Interest Certificates.”

The Certificates will represent the entire beneficial ownership interest in a trust fund (the “Trust Fund”) to be created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2003 (the “Pooling Agreement”), among the Company, as depositor (the “Depositor”), Bank One, National Association, as trustee (the “Trustee”), DLJ Mortgage Capital, Inc., as a seller (“DLJMC”), Washington Mutual Mortgage Securities Corp., as a seller and a servicer (“WMMSC”), GreenPoint Mortgage Funding, Inc., as a seller and a servicer (“GreenPoint”), Fairbanks Capital Corp., as a servicer and special servicer (“Fairbanks”) and Wells Fargo Bank Minnesota as master servicer and trust administrator (“Wells Fargo”).  The assets of the Trust Fund will consist primarily of a pool of conventional fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.  Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling Agreement.

In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

(1)

A signed copy of the Registration Statement on Form S-3 (File No. 333-107055) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on July 15, 2003, together with each amendment thereto (such registration statement, as amended and as declared effective by the Commission on August 5, 2003, is referred to herein as the “Registration Statement”).

(2)

The Prospectus dated September 25, 2003 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated September 26, 2003 (the “Prospectus Supplement”) in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Base Prospectus, as supplemented by the Prospectus Supplement, the “Prospectus”).

(3)

The Pooling Agreement (together with the Prospectus, the “Documents”).

(4)

A specimen Certificate of each Class of Certificates.

In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below.  Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals.  Our opinions are also based on the assumption that there are no agreements or understandings with respect to those transactions contemplated in the Documents other than those contained in the Documents.  Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representatives of the Company and of public officials and agencies.  We have, for purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Certificates, and that the issuance of the Certificates and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Trust Fund, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of Section 6011, 6111, or 6112 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of the Closing Date, each REMIC created pursuant to the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, assuming (i) compliance with the Pooling Agreement, and (ii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.  The Regular Interest Certificates represent ownership of regular interests in the Master REMIC.  The Class AR Certificates represent ownership of the sole class of residual interests in each of Middle REMIC 1, Middle REMIC 2, and the Master REMIC.  The Class AR-L Certificates represent ownership of the sole class of residual interests in each of Subsidiary REMIC 1 and Subsidiary REMIC 2.

In addition, based upon the foregoing, it is our opinion that, under existing laws of the State of New York and the City of New York, insofar as each REMIC qualifies as a REMIC under Section 860D(a) of the Code:  (i) each REMIC will be exempt from all taxes imposed or authorized by New York State upon its capital stock, franchises or income, and (ii) each REMIC will be exempt from taxes imposed by chapter five of the New York City tax law (the New York City Unincorporated Business Income Tax) and taxes imposed by chapter six of the New York City tax law (the New York City Business Tax).

The statements in the Base Prospectus and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” and “Federal Income Tax Consequences,” respectively, to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, the tax law of the State of New York, Chapters Five and Six of the New York City tax law and any regulations issued or proposed thereunder and releases of the New York Department of Finance and Taxation and the New York City Finance Administration, any of which could be changed at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.  The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States or the tax laws of the State or City of New York.

This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so.  This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein.  This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP